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                                                                    EXHIBIT 99.1


FOR IMMEDIATE RELEASE                                      CONTACT: LES VAN DYKE
                                                    DIRECTOR, INVESTOR RELATIONS
                                                                  (281) 492-5370

             DIAMOND OFFSHORE DRILLING, INC. ANNOUNCES $1.2 BILLION
                  OF SIGNED AND PENDING TERM FLOATER CONTRACTS

Houston, Texas, May 24, 2005 -- Diamond Offshore Drilling, Inc. (NYSE:DO) today announced that it has two signed and five pending term contracts that would provide total combined revenue of up to $1.2 billion over the lives of the contracts. The work will be performed in the Gulf of Mexico, Brazil and the U.K. sector of the North Sea. Diamond Offshore has not yet entered into the pending contracts, and all of the pending contracts are subject to customary conditions including execution of definitive agreements.

Of particular note, in the Gulf of Mexico, the Company received a letter of intent for a two-year term contract utilizing the Ocean Confidence for deepwater operations at a competitive market rate. In Brazil, Diamond Offshore has been notified that contracts are being renewed on the Company's fleet of four deepwater rigs operating in that market for terms of four years each (five years for the Ocean Clipper) at dayrates that could generate total revenues of over $880 million, excluding potential bonuses.

Larry Dickerson, President and Chief Operating Officer, said, "These developments demonstrate the continuing growth in demand for mid-water and deepwater equipment seen in markets across the globe. New dayrate highs have been achieved for term work utilizing 4th and 5th generation rigs in the U.S. Gulf and for mid-water rigs in the U.K. sector of the North Sea. In Brazil, we are extremely pleased to receive contract extensions for substantial terms at dayrates reflecting today's vibrant market. Diamond Offshore expects these seven contract awards to provide a solid stream of future revenue and cash flow into 2006 and beyond."

The following table summarizes some of the terms of the contract awards that are expected to be included in the definitive agreements:

--------------------------------------------------------------------------------------------------------------------------
                                               MAXIMUM CONTRACT    POTENTIAL BONUS       ESTIMATED
                      CONTRACT                   REVENUE (2)         REVENUE (3)          CONTRACT
          RIG        STATUS (1)   LOCATION        ($ 000'S)           ($ 000'S)          START DATE             TERM
--------------------------------------------------------------------------------------------------------------------------
       Confidence          LOI     US Gulf           $204,400                    -     Early Jan. 2006   2 years + option
--------------------------------------------------------------------------------------------------------------------------
          Victory       Signed     US Gulf            $74,825                    -       Mid July 2005    1 year + option
--------------------------------------------------------------------------------------------------------------------------
          Clipper         NOCA      Brazil           $328,500              $16,425       Mid Dec. 2005            5 years
--------------------------------------------------------------------------------------------------------------------------
         Alliance         NOCA      Brazil           $226,300              $45,260    Early Sept. 2005            4 years
--------------------------------------------------------------------------------------------------------------------------
            Yatzy         NOCA      Brazil           $167,900              $28,543     Early Oct. 2005            4 years
--------------------------------------------------------------------------------------------------------------------------
           Winner         NOCA      Brazil           $160,600               $8,030      Mid March 2006            4 years
--------------------------------------------------------------------------------------------------------------------------
         Guardian       Signed        U.K.            $58,400                    -      Mid March 2006    1 year + option
--------------------------------------------------------------------------------------------------------------------------
            TOTAL                                  $1,220,925              $98,258
--------------------------------------------------------------------------------------------------------------------------

1) LETTER OF INTENT; NOTIFICATION OF CONTRACT AWARD


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(2) GENERALLY, RIG UTILIZATION RATES APPROACH 95-98% DURING CONTRACTED PERIODS;
HOWEVER, UTILIZATION RATES CAN BE ADVERSELY IMPACTED BY ADDITIONAL DOWNTIME DUE TO UNSCHEDULED REPAIRS AND MAINTENANCE.

(3) BASED ON ACHIEVEMENT OF CERTAIN PERFORMANCE CRITERIA.


Diamond Offshore provides contract drilling services to the energy industry around the globe and is a leader in deepwater drilling. The Company's fleet of 45 offshore drilling rigs consists of 30 semisubmersibles, 14 jack-ups and one drillship.

Statements in this press release contain "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements include, but are not limited to, statements concerning commitments for drilling work or contracts, future dayrates, future contract revenues, potential bonus revenues, the term and start date of future contracts, entry into definitive agreements, consummation of awarded contracts, satisfaction of conditions precedent, future growth in demand for equipment types or in any region, future cash flows, and future contracts. Such statements are inherently subject to a variety of risks and uncertainties that could cause actual results to differ materially from those anticipated or projected, including, among others, the risk that a notification of contract award, letter of intent, or verbal contract commitment may not result in a binding contract, the risk that a binding contract could be terminated, the risk that the markets for the Company's services will not continue to improve, or the risk that factors outside of the Company's control may adversely impact the amount of profit realized from a contract. A discussion of additional risk factors that could impact these areas and the Company's overall business and financial performance can be found in the Company's reports and other filings with the Securities and Exchange Commission. These factors include, among others, general economic and business conditions, casualty losses, industry fleet capacity, changes in foreign and domestic oil and gas exploration and production activity, competition, changes in foreign, political, social and economic conditions, regulatory initiatives and compliance with governmental regulations, customer preferences and various other matters, many of which are beyond the Company's control. Given these concerns, investors and analysts should not place undue reliance on forward-looking statements. Each forward-looking statement speaks only as of the date of this press release. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement to reflect any change in the Company's expectations with regard thereto or any change in events, conditions or circumstances on which any forward-looking statement is based.
####


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